ADDENDUM NO. 1 TO
ACQUISITION AGREEMENT AND PLAN OF MERGER
BY AND AMONG
NOHO, INC (a Wyoming corporation)
DOLCE SUB CO (a Nevada corporation),
DOLCE, INC. (a Nevada corporation)

THIS ADDENDUM NO. 1 TO ACQUISITION AGREEMENT AND PLAN OF MERGER (“Addendum No. 1”) is made and entered into effective this 25th day of March, 2013, by and among NOHO, Inc., a Wyoming corporation (“NOHO”), and Dolce Sub Co, a Nevada Corporation and wholly owned subsidiary of NOHO (“Sub Co”), and Dolce, Inc. (“DB”), a Nevada corporation.

RECITALS

A. On March 18, 2013, NOHO entered into a Acquisition Agreement and Plan of Merger (“Original Agreement”) with Sub Co and DB (collectively the “Parties”), Sub Co and DB being the constituent entities in the merger, whereby NOHO intends to issue 12,713,763 shares of its 144 restricted common stock in exchange for 100% of DB’s outstanding common stock in addition to cancelling 19,760,000 shares of common stock. Pursuant to the terms of the merger, Sub Co will be merged with DB wherein Sub Co shall cease to exist and DB will become a wholly owned subsidiary of NOHO.

B. Subject to the terms and conditions set forth in the Original Agreement, the Merger was anticipated to become effective on March 25, 2013.

C. As of the date of this Addendum No. 1, the conditions to closing have not been met by all Parties.

D. NOHO, Sub Co and DB have determined that they require additional time to complete the conditions set forth in the Original Agreement and it is in the best interest of all the parties to extend the effective date from March 25, 2013 to April 1, 2013. In addition, the parties have determined that the 12,713,763 shares of restricted common stock to be issued in exchange for 100% of the common stock of DB shall be issued to the DB shareholders within 10 days after the effective time and the 19,760,000 shares of restricted common stock held by Eric Lindberg shall be cancelled within 10 days after the effective time.

NOW, THEREFORE, for and in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations and warranties contained herein, the parties hereto agree as follows:

1. The Effective Time described in Section 1.2 of the Original Agreement is hereby extended from March 25, 2013 to April 1, 2013.

2. The 12,713,763 shares of restricted common stock to be issued in exchange for 100% of the common stock of DB as described in Section 1.7 of the Original Agreement shall be issued to the DB shareholders within 10 days after the effective time.

3. The 19,760,000 shares of restricted common stock held by Eric Lindberg that will be cancelled as described in Section 5.3(c) of the Original Agreement shall be cancelled within 10 days after the effective time.

4. Other than as specifically provided in this Addendum No. 1, all other provisions of the Original Agreement shall remain in full force and effect, the Original Agreement as amended by this Addendum No. 1 constituting the sole and entire agreement between the parties as to the matters contained herein, and superseding any and all conversations, letters and other communications which may have been disseminated by the parties relating to the subject matter hereof, all of which are void and of no effect.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

NOHO, Inc.,
a Nevada corporation

By: John Grdina
Name:John Grdina
Title: President

Dolce Sub Co.
a Nevada corporation

By: John Grdina
Name: John Grdina
Title: President

Dolce Bevuto, Inc.
a Nevada corporation

By: John Grdina
Name: John Grdina
Title: President